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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  MARCH  22,  2006


                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



            DELAWARE                   0-3936          11-1826363
   (State or other jurisdiction     (Commission      (IRS Employer
       of incorporation)            File Number)     Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK                         11788
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  631-435-8300


                       NOT APPLICABLE
                       --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD

     On March 22, 2006, Orbit International Corp. (the "Company") received a notice from the Nasdaq Stock Market that the Company does not meet the independent director requirements for continued listing on the Nasdaq Stock Market under Marketplace Rule 4350(c)(1). This rule requires the Company to maintain a majority of the Board of Directors comprised of independent directors. On March 8, 2006, Denis Feldman resigned from the Board for personal reasons. As a result of Mr. Feldman's resignation, the Company has a six member Board of Directors comprised of three independent directors.

     The Company has a cure period until the earlier of the Company's next annual shareholders meeting in June 2006 or March 8, 2007, in order to regain compliance. The Board of Directors' Nominating and Corporate Governance Committee has interviewed several candidates to join the Board as an independent director. The Company expects to name a new independent director prior to the June 2006 meeting and regain compliance.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits-None

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     March 22, 2006


                              Orbit International Corp.


                                By: /s/ Dennis Sunshine
                                    -------------------
                                Dennis Sunshine
                                Chief Executive Officer and President